Exhibit 10.11

EQUITY INNS, INC.

2006 Amended Stock Award Agreement

THIS AMENDED AGREEMENT, dated as of the 31st day of December, 2006, between EQUITY INNS, INC., a Tennessee corporation (the “Company”) and Phillip H. McNeill, Jr. (the “Participant”), is made pursuant and subject to the provisions of the Equity Inns, Inc. 1994 Stock Incentive Plan (the “Plan”), a copy of which has been made available to the Participant. All terms used herein that are defined in the Plan have the same meaning given them in the Plan. This amended stock award agreement supersedes the February 1, 2006 stock award agreement.

1.  Award. Pursuant to the Plan, the Company, effective as of February 1, 2006, (the “Date of Grant”) granted to Participant, subject to the terms and conditions of the Plan and subject further to the terms and conditions of this Agreement a Stock Award covering 16,236 shares of Common Stock.

2.  Performance Objectives. Subject to the terms of this Agreement, the Participant’s interest in the Stock Award shall vest and become transferable in accordance with paragraphs 3, 4 and 5 and Exhibit I based on the Company’s Compounded Annual Growth Rate TSR for the applicable measurement period relative to the Compounded Annual Growth Rate TSR for the applicable measurement period for the companies (other than the Company) listed in the NAREIT Hotel Index.

3.  Vesting. The Participant’s interest in the Stock Award shall vest and become transferable in three equal installments by applying Exhibit I to one-third of the shares of the Stock Award (the “Target Shares”), for each of the First, Second and Third Measurement Periods as described below.

a. The First Measurement Period, for 5,412 shares, is the period of three consecutive fiscal years (of the Company and the other companies listed in the NAREIT Hotel Index) ending in 2006. If the Participant remains in the continuous employ of the Company or an affiliate from the Date of Grant until January 5, 2007, the number of shares of Common Stock that will vest and become transferable is equal to the product of (x) the number of Target Shares times (y) the Applicable Percentage determined under Exhibit I. If the Applicable Percentage is greater than 100%, then the Participant shall receive, as soon as practicable after January 5, 2007, an additional Stock Award (which shall be immediately vested and transferable), for the number of shares of Common Stock equal to (x) the number of shares determined under the preceding sentence minus (y) the number of Target Shares. If the Applicable Percentage is less than 100%, then the Participant shall forfeit the number of Target Shares equal to (x) the number of Target Shares minus (y) the number of shares determined under the second preceding sentence.

b. The Second Measurement Period, for 5,412 shares, is the period of three consecutive fiscal years (of the Company and the other companies listed in the NAREIT Hotel Index) ending in 2007. If the Participant remains in the continuous employ of the Company or an affiliate from the Date of Grant until January 5, 2008, the number of shares of Common Stock that will vest and become transferable is equal to the product of (x) the number of Target Shares times (y) the Applicable Percentage determined under Exhibit I. If the Applicable Percentage is greater than 100%, then the Participant shall receive, as soon as practicable after January 5, 2008, an additional Stock Award (which shall be immediately vested and transferable), for the number of shares of Common Stock equal to (x) the number of shares determined under the preceding sentence minus (y) the number of Target Shares. If the Applicable Percentage is less than 100%, then the Participant shall forfeit the number of Target Shares equal to (x) the number of Target Shares minus (y) the number of shares determined under the second preceding sentence.

c. The Third Measurement Period, for 5,412 shares, is the period of three consecutive fiscal years (of the Company and the other companies listed in the NAREIT Hotel Index) ending in 2008. If the Participant remains in the continuous employ of the Company or an affiliate from the Date of Grant until January 5, 2009, the number of shares of Common Stock that will vest and become transferable is equal to the product of (x) the number of Target Shares times (y) the Applicable Percentage determined under Exhibit I. If the Applicable Percentage is greater than 100%, then the Participant shall receive, as soon as practicable after January 5, 2009, an additional Stock Award (which shall be immediately vested and transferable), for the number of shares of Common Stock equal to (x) the number of shares determined under the preceding sentence minus (y) the number of Target Shares. If the Applicable Percentage is less than 100%, then the Participant shall forfeit the number of Target Shares equal to (x) the number of Target Shares minus (y) the number of shares determined under the second preceding sentence.

4.  Retirement. This paragraph applies if the Participant remains in the continuous employ of the Company or an affiliate from the Date of Grant until the date that the Participant’s employment ends on account of Retirement after 2006. In that event, the provisions of paragraph 3 shall be applied as if the Participant continued employment with the Company and the Stock Award shall vest and become transferable or shall be forfeited in accordance with paragraph 3.

5.  Death, Disability, Termination Without Cause. This paragraph applies if the Participant remains in the continuous employ of the Company or an affiliate from the Date of Grant until the date that the Participant’s employment ends, before January 5, 2009, on account of the Participant’s death or Disability or the termination of the Participant by the Company or an affiliate for reasons other than Cause.

a.  If the Participant’s employment ends before January 1, 2007, all of the shares subject to the Stock Award shall be forfeited and the Participant shall have no further rights under this Agreement.

b.  If the Participant’s employment ends on or after January 1, 2007, and the Participant completed at least seven Years of Service with the Company or an affiliate, the provisions of paragraph 3 shall be applied as if the Participant continued employment with the Company and the Stock Award shall vest and become transferable or shall be forfeited in accordance with paragraph 3.

c.  If the Participant’s employment ends on or after January 1, 2007, and the Participant completed less than seven Years of Service with the Company or an affiliate, the provisions of paragraph 3 shall be applied as if the Participant continued employment with the Company and the Stock Award and the appropriate number of unvested shares determined in accordance with paragraph 3 shall be multiplied by a fraction, the numerator of which is the number of whole months the Participant was employed by the Company or an affiliate on and after January 1, 2006, and the denominator of which is thirty-six. The number of shares determined in accordance with the preceding sentence shall vest and become transferable and any Target Shares in excess of that number, if any, shall be forfeited.

6.  Change in Control. This paragraph applies if the Participant remains in the continuous employ of the Company or an affiliate from the Date of Grant until the date that is six months before a Change in Control. In that event, (x) Target Shares for a measurement period that ended on or before the date of the Change in Control shall vest and become transferable or shall be forfeited as provided in paragraph 3 and (y) Target Shares for a measurement period that ends after the date of the Change in Control shall vest and become transferable as of the date of the Change in Control with an assumed Applicable Percentage of 100%.

7.  Forfeiture. Except as provided in paragraphs 4, 5 and 6, shares of Common Stock subject to this Stock Award that have not previously become vested and transferable shall be forfeited (and the Participant shall have no further rights under this Agreement) if the Participant’s employment with the Company and its affiliates ends before January 5, 2009.

8.  Definitions. For purposes of this Agreement, the following terms shall have the definitions set forth below.

a.  “Acquiring Person” means that a Person, considered alone or together with all control affiliates and associates of that Person, is or becomes directly or indirectly the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of securities representing at least twenty percent (20%) of (i) the Company’s then outstanding securities entitled to vote generally in the election of the Company’s Board; or (ii) the Company’s then outstanding securities entitled to vote generally in the election of the Company’s Board.

b.  “Compounded Annual Growth Rate” means the constant growth rate of TSR that yields the same compounded TSR for a given period as calculated by the Committee or a consultant engaged by the Committee or Company to make such calculation.

c.  “Cause” means the Participant’s (i) willful and continued failure to perform the Participant’s duties as established by the Board, or fraud or dishonesty in connection with such duties, in either case, if such conduct has a materially detrimental effect on the business operations of the Company; (ii) material breach of the fiduciary duties of loyalty or care to the Company or an Affiliate; (iii) conviction of any crime (or upon entering a plea of guilty or nolo contendere to a charge of any crime) constituting a felony; or (iv) willful, flagrant, deliberate and repeated infractions of material published policies and regulations of the Company of which the Participant has actual knowledge.

d. “Change in Control” means (i) a Person is or becomes an Acquiring Person; (ii) holders of the securities of the Company entitled to vote thereon approve any agreement with a Person (or, if such approval is not required by applicable law and is not solicited by the Company, the closing of such an agreement) that involves the transfer of at least fifty percent (50%) of the Company’s and its subsidiaries’ total assets on a consolidated basis, as reported in the Company’s consolidated financial statements filed with the Securities and Exchange Commission; (iii) holders of the securities of the Company entitled to vote thereon approve a transaction (or, if such approval is not required by applicable law and is not solicited by the Company, the closing of such a transaction) pursuant to which the Company will undergo a merger, consolidation, or statutory share exchange with a Person, regardless of whether the Company is intended to be the surviving or resulting entity after the merger, consolidation, or statutory share exchange, other than a transaction that results in the voting securities of the Company carrying the right to vote in elections of persons to the Company’s Board outstanding immediately prior to the closing of the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 66 2/3% (sixty-six and two-thirds percent) of the Company’s voting securities carrying the right to vote in elections of persons to the Company’s Board, or such securities of such surviving entity, outstanding immediately after the closing of such transaction; (iv) the Continuing Directors cease for any reason to constitute a majority of the Company’s Board; (v) holders of the securities of the Company entitled to vote thereon approve a plan of complete liquidation of the Company or an agreement for the sale or liquidation by the Company or its subsidiaries of substantially all of the assets of the Company and its subsidiaries (or, if such approval is not required by applicable law and is not solicited by the Company, the commencement of actions constituting such a plan or the closing of such an agreement); or (vi) the Company’s Board adopts a resolution to the effect that, in its judgment, as a consequence of any one or more transactions or events or series of transactions or events, a Change in Control of the Company has effectively occurred. The Company’s Board shall be entitled to exercise its sole and absolute discretion in adopting any such resolution pursuant to subparagraph (vi) above and in determining whether or not any such transaction(s) or event(s) might be deemed, individually or collectively, to constitute a Change in Control of the Company.

e.  “Disability” means a permanent and total disability as defined in Section 22(e)(3) of the Code.

f.  “Retirement” means a voluntary termination of employment with the Company and its affiliates on or after attaining age sixty.

g. “Person” means any human being, firm, corporation, partnership, or other entity. “Person” also includes any human being, firm, corporation, partnership, or other entity as defined in sections 13(d)(3) and 14(d)(2) of the Exchange Act. The term “Person” does not include the Company and the term Person does not include any employee-benefit plan maintained by the Company or any related entity, and any person or entity organized, appointed, or established by the Company or any related entity for or pursuant to the terms of any such employee-benefit plan, unless the Company’s Board determines that such an employee-benefit plan or such person or entity is a “Person”.

h.  “TSR” means the percentage increase or decrease in the fair market value of the Common Stock or the common stock of another company listed on the NAREIT Hotel Index, taking into account the value of dividends paid on each share and assuming that the dividends are invested in Common Stock or common stock of such other company, as applicable, on the dividend payment date. For each vesting period, the calculation shall be based on the returns for the last three fiscal years, including the most recently completed fiscal year. For example, the 2006 measurement period will include the returns for 2004, 2005 and 2006; the 2007 measurement period will include the returns for 2005, 2006 and 2007, etc. The fair market value of the Common Stock and the common stock of each other company listed on the NAREIT Hotel Index shall be determined on the basis of the 30-day average closing price of the Common Stock or other company’s common stock, as applicable, prior to the beginning and ending measurement dates for each vesting period.

i. “Year of Service” means the Participant’s most recent period of continuous employment with the Company or its affiliates/the Participant’s total period of employment with the Company or its affiliates. A period of employment of twelve months shall equal one Year of Service. A fractional Year of Service shall be disregarded for purposes of this Agreement.

9.  Custody of Certificates. The Company shall retain custody of the certificates evidencing this Stock Award until the Committee certifies that the shares have become vested and transferable. The Company shall deliver the certificates evidencing the shares subject to this Stock Award promptly after the Committee certifies that the requirements of this Agreement have been satisfied.

10.  Stock Power.With respect to any shares that are forfeited in accordance with this Agreement, the Participant hereby appoints the Company’s Chief Executive Officer and the Company’s Chief Operating Officer as his attorney to transfer any such forfeited shares on the books of the Company with full power of substitution in the premises. Such persons shall use the authority granted under this paragraph 10 to cancel any shares that are forfeited under this Agreement.

11.  Shareholder Rights. Subject to the provisions of the Plan and this Agreement, the Participant shall have all the rights of a shareholder of the Company with respect to the shares subject to this Stock Award, including the right to vote such shares and receive dividends thereon, from the Date of Grant until a forfeiture of the shares under this Agreement.

12.  Change in Capital Structure. The terms of this Agreement, including the number of shares subject to this Stock Award, shall be adjusted as the Board determines is equitably required in the event the Company effects one or more stock dividends, stock split-sups, subdivisions or consolidations of shares or other similar changes in capitalization.

13.  No Right to Continued Employment. This Stock Award does not confer upon the Participant any right with respect to continuance of employment with the Company or an Affiliate and does not interfere with the right of the Company or an Affiliate to terminate the Participant’s employment.

14.  Conflicts. In the event of any conflict between the provisions of the Plan as in effect on the Date of Grant and the provisions of this Agreement, the provisions of the Plan shall govern. All references herein to the Plan mean the Plan as in effect on the date hereof.

15.  Participant Bound by Plan. The Participant hereby acknowledges that a copy of the Plan has been made available to him and agrees to be bound by all the terms and provisions thereof.

16.  Binding Effect. Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon and inure to the benefit of the legatees, distributees and personal representatives of the Participant and the successors of the Company.

17.  Governing Law. This Agreement shall be governed by the laws of the Commonwealth of Virginia.

IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by a duly authorized officer, and the Participant has affixed his signature hereto.

EQUITY INNS, INC.		[PARTICIPANT]

By:	/s/ J. Mitchell Collins	/s/ Phillip H. McNeill, Jr.

Exhibit I

Performance Percentile Ranking
Performance Percentile Achieved[1]	Applicable Percentage (Percentage of Target Shares That Vest and Become Transferable)
75th & Above	150%
74th	148%
73th	146%
72th	144%
71th	142%
70th	140%
69th	138%
68th	136%
67th	134%
66th	132%
65th	130%
64th	128%
63th	126%
62th	124%
61th	122%
60th	120%
59th	118%
58th	116%
57th	114%
56th	112%
55th	110%
54th	108%
53th	106%
52th	104%
51th	102%
50th (Median)	100%
49th	95%
48th	90%
47th	85%
46th	80%
45th	75%
44th	70%
43th	65%
42th	60%
41th	55%
40th	50%
Below 40th	0%

1The “Performance Percentile Achieved” shall be determined by the Company’s Compounded Annual Growth Rate TSR relative to the Compounded Annual Growth Rate TSR for the other companies listed on the NAREIT Hotel Index for the applicable measurement period described in paragraph 3 of the Agreement. Fractional percentile rankings shall be rounded down to the next whole percentile, e.g., a ranking in the 60.65 percentile shall be rounded to the 60th percentile (with the result that 120% of the shares subject to the Stock Award will become vested and transferable).